As filed with the Securities and Exchange Commission on August 17, 2021
Registration Statement No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Thryv Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-2740040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 West Airfield Drive P.O. Box 619810 DFW Airport, Texas	75261
(Address of Principal Executive Offices)	(Zip Code)

Thryv Holdings, Inc. 2020 Incentive Award Plan
(Full title of the plan)

Joseph A. Walsh
Chief Executive Officer
2200 West Airfield Drive
P.O. Box 619810
DFW Airport, Texas 75261
(Name and address of agent for service)

(972) 453-7000
(Telephone number, including area code, of agent for service)

with copies of communications to:

Garrett A. DeVries
Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201
(214) 969-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	2,981,490	$33.85	$100,923,436	$11,011

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall cover any additional securities that may become issuable under the Thryv Holdings, Inc. 2020 Incentive Award Plan (the “2020 Plan”) by reason of any stock split, stock dividend, recapitalization or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The maximum offering price per share and maximum aggregate offering price are based on a price of $33.85, which was the average of the high and low sales prices per share of Common Stock reported on the Nasdaq stock market on August 12, 2021.

EXPLANATORY NOTE

This Registration Statement is being filed by Thryv Holdings, Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E of Form S-8 under the Securities Act to register an additional 2,981,490 shares of Common Stock for issuance in connection with awards under the 2020 Plan, pursuant to the Second Amendment to the 2020 Plan as approved by the Registrant’s board of directors on May 12, 2021 and by the Registrant’s stockholders on May 18, 2021 (the “Amendment”). The Amendment increases the number of shares of Common Stock reserved for issuance under the 2020 Plan from 1,000,000 shares to 3,981,490 shares (an increase of 2,981,490 shares), and provides that the total number of shares reserved for issuance under the 2020 Plan will be automatically increased on January 1st of each year for the nine-year period commencing on January 1, 2022 and ending on (and including) January 1, 2030, in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31st of the preceding year, unless the Registrant’s board of directors determines prior to January 1st of a given year to provide for an increase of a lesser number of shares for such year.

These shares of Common Stock issuable under the 2020 Plan are additional securities of the same class as other securities for which a registration statement on Form S-8 (File No. 333-249002) was previously filed with the United States Securities and Exchange Commission (the “Commission”) on September 24, 2020 (the “Prior Registration Statement”). The information contained in the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 25, 2021;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2021, filed with the Commission on May 13, 2021;

(3)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on May 19, 2021, May 24, 2021 and June 15, 2021;

(4)	The Registrant’s Quarterly Report on Form 10-Q for the three-month period ended June 30, 2021, filed with the Commission on August 11, 2021; and

(5)
The description of The Registrant’s Common Stock set forth in the Registrant’s registration statement on Form 8-A (File No. 001-35895), filed with the Commission on September 21, 2020, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of the filing hereof and prior to the filing of a post‑effective amendment, which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that no information furnished under either Item 2.02 or Item 7.01 (or any exhibits related thereto under Item 9.01) of any Current Report on Form 8-K shall be deemed to be incorporated by reference in this Registration Statement or to be a part hereof.

Item 8.	Exhibits.

The following documents are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit No.	Description

4.1	First Amendment to the Thryv Holdings, Inc. 2020 Incentive Award Plan, incorporated by reference to Exhibit A to the Registrant’s Definitive Schedule 14C (File No. 001-35895) filed on June 16, 2021.

4.2	Second Amendment to the Thryv Holdings, Inc. 2020 Incentive Award Plan incorporated by reference to Exhibit B to the Registrant’s Definitive Schedule 14C (File No. 001-35895) filed on June 16, 2021.

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP, as to the legality of the securities being registered hereby.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 17, 2021.

THRYV HOLDINGS, INC.

By:	/s/ Joseph A. Walsh
Joseph A. Walsh
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Paul D. Rouse and Lesley Bolger, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or supplements (including, without limitation, prospectus supplements, stickers and post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on August 17, 2021.

Signature	Title

/s/ Joseph A. Walsh	Chief Executive Officer, President and Director
Joseph A. Walsh	(Principal Executive Officer)

/s/ Paul D. Rouse	Chief Financial Officer
Paul D. Rouse	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jason Mudrick	Director
Jason Mudrick	(Chairman and Director)

/s/ Amer Akhtar	Director
Amer Akhtar

/s/ Bonnie Kintzer	Director
Bonnie Kintzer

/s/ Ryan O’Hara	Director
Ryan O’Hara

/s/ John Slater	Director
John Slater

/s/ Lauren Vaccarello	Director
Lauren Vaccarello

/s/ Heather Zynczak	Director
Heather Zynczak